Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman	(952) 475-7050	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF NATIONAL BANK ANNOUNCES CLOSING OF $150 MILLION
FIXED-TO-FLOATING RATE SUBORDINATED BANK NOTES OFFERING

WAYZATA, Minn. (July 2, 2019) - TCF National Bank (“TCF Bank”), a wholly-owned subsidiary of TCF Financial Corporation (“TCF”) (NYSE: TCF), today announced the closing of its offering of $150 million aggregate principal amount of 4.125% Fixed-to-Floating Rate Subordinated Bank Notes Due 2029 (the “Subordinated Notes”). The offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Subordinated Notes were sold at par resulting in net proceeds, after underwriting commissions and other estimated offering expenses, of approximately $148.6 million. TCF Bank intends to use the net proceeds from the sale of the Subordinated Notes for general corporate purposes, which may include capital to support asset growth and reducing long-term borrowings. The Subordinated Notes are intended to qualify as Tier 2 capital of TCF and TCF Bank under the capital adequacy rules established by the Federal Reserve Board and Office of the Comptroller of the Currency, respectively, subject to applicable limitations.

The Subordinated Notes have not been and will not be registered under the Securities Act or any state securities laws. The Subordinated Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Subordinated Notes are being offered and sold only to institutional investors that are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

This announcement is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and does not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Subordinated Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements
Statements included in this press release, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “may,” “anticipate,” “create,” “plan,” “expect,” “should,” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: deterioration in general economic, political and banking industry conditions; cyber-security breaches, hacking, denial of service, security breaches, loss or theft of information, or other cyber-attacks that disrupt TCF Bank’s business operations or damage its reputation; fluctuation in interest rates that result in decreases in the value of assets or a mismatch between yields earned on TCF Bank’s interest-earning assets and the rates paid on its deposits and borrowings; lack of access to liquidity; inability to pay and receive dividends; adverse effects related to competition from traditional competitors, non-bank providers of financial services and new technologies; soundness of other financial institutions and other counterparty risk, including the risk of default, operational disruptions, security breaches or diminished availability of counterparties who satisfy TCF Bank’s credit quality requirements; adverse developments affecting TCF Bank’s branches, including its supermarket branches; risks related to developing new products, markets or lines of business; changes in the allowance for loan and lease losses dictated by new market conditions, regulatory requirements or accounting standards; new consumer protection and supervisory requirements or regulatory reform related to capital, leverage, liquidity or risk management; adverse changes in monetary, fiscal or tax policies; heightened regulatory practices or requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity; deficiencies in TCF Bank’s compliance programs or risk mitigation frameworks; the effect of any negative publicity or reputational damage; technological or operational difficulties; failure to keep pace with technological change, including with respect to customer demands or system upgrades; risks related to TCF Bank’s loan sales activity; dependence on accurate and complete information from customers and counterparties; the failure to attract and retain key employees; inability to successfully execute on TCF Bank’s growth strategy through acquisitions or expanding existing business relationships; changes in accounting standards or interpretations of existing standards; adverse federal, state or foreign tax assessments; litigation or government enforcement actions; ineffective internal controls; and the effects of man-made and natural disasters, any of which may negatively affect TCF Bank’s operations and/or its customers.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of TCF’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018 and under the heading “Risk Factors” of TCF’s Definitive Proxy Statement on Schedule 14A for the Special Meeting of Shareholders held on June 7, 2019. TCF disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

TCF National Bank Announces Closing of $150 Million
Fixed-to-Floating Rate Subordinated Bank Notes Offering - page 2

About TCF
TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2019, TCF had $24.4 billion in total assets and 312 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

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TCF National Bank Announces Closing of $150 Million
Fixed-to-Floating Rate Subordinated Bank Notes Offering - page 3